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                                                                    EXHIBIT (99)





                                  ONEOK, Inc.

                             KGS 401(k) Thrift Plan





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                               TABLE OF CONTENTS


Article I Establishment of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Article II Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2     "Adjusted Total Compensation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.3     "Annual Compensation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.4     "Beneficiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.5     "Board"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.6     "Code" or "Internal Revenue Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.7     "Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.8     "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.9     "Company Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.10    "Contributions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.11    "Discrimination Testing Compensation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.12    "Effective Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.13    "Eligible Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.14    "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.15    "Employment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.16    "Employment Commencement Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.17    "Employer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.18    "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.19    "Named Fiduciary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.20    "Highly Compensated Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.21    "Hour of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.22    "Non-highly Compensated Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.23    "Normal Retirement Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.24    "Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.25    "Participating Employer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.26    "Participation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.27    "Payroll Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.28    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.29    "Plan Quarter" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.30    "Plan Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.31    "Totally and Permanently Disabled" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.32    "Trust Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.33    "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.34    "Trust Fund" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.35    "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.36    "Year of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.37    "Pronouns" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8





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
         2.38    "Group A Member" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.39    "Group B Member" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.40    "Group C Member" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.1     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.2     Enrollment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.3     Election of Nonparticipation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.4     Reemployment of Former Participant or Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.1     Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2     Timing of Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3     Active Participant Cash or Deferred Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4     Return of Contributions; Mistake of Fact . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.5     Active Participant Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.6     Rate of Active Participant Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.7     Limitations on Pre-Tax Employer Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.8     Limitations on Elective Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.9     Limitations on After-Tax Employee Contributions and
                 Matching Employer Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.10    Multiple Use Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.11    Limitations on Annual Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE V PARTICIPANT'S ACCOUNT AND INVESTMENT FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.1     Maintenance of Contribution Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.2     Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.3     Investment of Future Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.4     Transfer of Funds Between Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     Rollover Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.6     Loan Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.1     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.1     Events Causing Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.2     Form of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.3     Amount and Timing of Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.4     Distributions of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.5     Distributions Under Qualified Domestic Relations Orders  . . . . . . . . . . . . . . . . . . . . . .  31
         7.6     Special Distribution Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.7     Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





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
ARTICLE VIII WITHDRAWALS AND LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.1     Withdrawal From After Tax Account  or Rollover Account . . . . . . . . . . . . . . . . . . . . . . .  35
         8.2     Withdrawal From Company Match Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.3     Withdrawal From Rollover Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.4     Withdrawals - Age 59-1/2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.5     Withdrawals - Financial Hardship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.6     Withdrawal Penalty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.7     Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE IX TOP-HEAVY PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.1     General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE X ADMINISTRATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.1    Thrift Plan Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.2    Trust and Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.3    Plan Fiduciaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.4    Action by Thrift Plan Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.5    Costs of Plan Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.6    Uniform and Nondiscrimination Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.7    Summary Plan Description . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         10.8    Recognition of Agency Relationships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.9    Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         10.10   Annual Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE XI AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.1    Right to Amend or Terminate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.2    Plan Merger or Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.3    Nonforfeitability Upon Plan Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.4    Transfer of Plan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE XII GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.1    No Guarantee of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.2    Payment to Incompetent Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.3    Non-Alienation of Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.4    Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.6    Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.7    Litigation by Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.8    Absence of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.9    Participant Elections and Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE XIII CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         13.1    Filing a Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         13.2    Deciding a Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         13.3    Appealing a Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53





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
                                  ONEOK, INC.

                             KGS 401(k) THRIFT PLAN


                      ARTICLE I ESTABLISHMENT OF THE PLAN

         1.1 Purpose The primary purpose of the ONEOK, Inc. KGS 401(k) Thrift Plan is to provide benefits for eligible Employees of the Employer upon retirement or earlier termination of employment. This Plan is intended to serve as the defined contribution plan for individuals becoming employees of ONEOK, Inc. as a result of the strategic alliance between ONEOK Inc. and Western Resources, Inc., and new employees of Kansas Gas Service Company, a division of ONEOK, Inc., who become eligible to participate in the Plan.

         This Plan is initially established by WAI, Inc. an Oklahoma corporation, and is named the ONEOK, Inc. KGS 401(k) Thrift Plan to reflect the Plan's status as a qualified defined contribution plan to be maintained and operated on and after the effective date of the strategic alliance of ONEOK Inc., a Delaware corporation, and Western Resources, Inc., at which time ONEOK Inc. shall merge into and with WAI, Inc., and WAI, Inc.'s name shall be changed to ONEOK, Inc.

         1.2 Effective Date and Prior Plans The Gas Service Company Union Employees' Savings Plan, as amended, The Kansas Power and Light Company Employees' 401(k) Plan, as amended, and The Kansas Power and Light Company Union Employees' Savings Plan, as amended, were combined effective October 31, 1993, to form the Western Resources, Inc. 401(k) Savings Plan. Effective January 1, 1995, the Kansas Gas and Electric Company 401(k) Plan, restated January 1, 1994, was merged into the Western Resources, Inc. Employees' 401(k) Savings Plan, restated January 1, 1994, to form Western Resources, Inc. Employees' 401(k) Savings Plan. On the Effective Date or within a reasonable time thereafter, the assets of the Western Resources, Inc. Employees' 401(k) Savings Plan attributable to participants therein who become participants in this Plan are to be transferred to this ONEOK, Inc. KGS 401(k) Thrift Plan, set forth in its entirety in this document and in a Spin Off Agreement, with an Effective Date of November 1, 1997, or as otherwise provided herein.

         Provisions set forth in this document apply solely to an Eligible Employee whose employment terminates on or after the effective date of said strategic alliance and merger of ONEOK Inc., a Delaware corporation, and WAI, Inc. (hereinafter referred to as the "Effective Date"). Rights and benefits, if any, of a former Employee shall be determined in accordance with provisions of the plan in which the former Employee was a participant as in effect on the date the Employee's employment terminated.

                             ARTICLE II DEFINITIONS

         2.1 General Unless otherwise required by the context, the terms used herein shall have the meanings set forth in the remaining sections of this
Article II.

         2.2 "Adjusted Total Compensation" shall mean an Active Participant's Annual Compensation unreduced by overtime, bonuses, and commissions.

         2.3 "Annual Compensation" shall mean, for an Active Participant that is a Group C Member, the amount of (a) base salary or wage paid to such Active Participant during a calendar year by the Employer exclusive of (i) overtime, (ii) the value of group life insurance in excess of $50,000, and
(iii) reimbursement for moving expenses or tuition, plus (b) any payroll reduction for Pre-Tax Employer Contributions, plus (c) amounts excluded from the Employee's gross income under Code Section 125, plus (d) amounts payable as merit recognition awards, incentive compensation program payments, and commissions, minus (e) any other payments made by an Employer on behalf of an Employee under any other deferred compensation or welfare plan; provided, that any amount(s) described in Section 2.3(d) shall only include such amount(s) as the Committee may designate from time to time by its duly authorized written resolution as a component of "Annual Compensation" for purposes of the Plan.

         "Annual Compensation" shall mean, for an Active Participant that is not a Group C Member, the base salary or wage paid to such Active Participant during a calendar year by the Employer, exclusive of overtime, bonuses, commissions, the value of group life insurance in excess of $50,000, reimbursement for moving expenses or tuition, or any other payments made by an Employer on behalf of an Employee under any other deferred compensation or welfare plan. Annual Compensation shall be such amount prior to any payroll reduction for Pre-Tax Employer Contributions or amounts excludible from the Employee's gross income under Code Section 125.

          The Annual Compensation and Adjusted Total Compensation of each Active Participant taken into account for determining all benefits provided under the Plan for any Plan Year beginning on or after January 1, 1997, shall not exceed $160,000 as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

         In determining the compensation of an Employee for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $160,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section before the application of this limitation.

         If a determination period consists of fewer than 12 months the Annual Compensation and Adjusted Total Compensation limit is an amount equal to the otherwise applicable Annual Compensation and Adjusted Total Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

         2.4 "Beneficiary" shall mean any person designated as such by a Participant, on a form supplied by the Committee, to receive benefits payable under the provisions of Article VII of the Plan. If a person other than the Participant's spouse is named as beneficiary, written consent of the spouse shall be required in accordance with Section 12.4. If no such designation is in effect at the time of the death of the Participant, or if no person so designated shall survive the Participant, the Beneficiary shall be the spouse, if then living; otherwise the surviving children in equal shares; or if the deceased Participant has no surviving spouse or children, his or her estate.

         2.5     "Board" shall mean the Board of Directors of the Company.

         2.6 "Code" or "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Committee" shall mean the 401(k) Thrift Plan Committee as defined in Article X of this Plan.

         2.8 "Company" shall mean ONEOK, Inc., an Oklahoma corporation (named WAI, Inc. at the time of initial establishment of the Plan), or any predecessor company which maintained the plan, or any successor to ONEOK, Inc.

         2.9 "Company Stock" means shares of voting common stock or any class of capital stock convertible into voting common stock which the Company is authorized to issue.

         2.10 "Contributions" shall mean any of the following contributions placed into an account on behalf of Eligible Employees:

                 (a) "Pre-Tax Employer Contribution" shall mean the amount of elective contribution made by payroll reduction on behalf of an Active Participant by the Active Participant's Employer pursuant to the Active Participant's cash or deferred election.

                 (b) "After-Tax Employee Contribution" shall mean the voluntary employee contribution made by payroll deduction by an Active Participant on an after-tax basis (i.e., the amount is reported as taxable income to the Active Participant).

                 (c) "Matching Employer Contribution" shall mean the contribution made by the Employer to the Plan on account of a Pre-Tax Employer Contribution or an After-Tax Employee Contribution.

         2.11 "Discrimination Testing Compensation" shall mean all wages, salaries, fees for professional service and other amounts, including bonuses, overtime pay, and commissions paid to an Employee during a Plan Year for personal services actually rendered by the Employee for the Company during the Plan Year to the extent includible in gross income, but excluding reimbursements or other expense allowances, fringe benefits (cash or noncash), deductible moving expenses, deferred compensation and welfare benefits, and including "elective contributions." "Elective contributions" are amounts excludible from the Employee's gross income under Code Sections 401(k) or 125.

         2.12 "Effective Date" shall mean the effective date of the strategic alliance between ONEOK Inc., a Delaware corporation, and Western Resources, Inc. and the merger of said ONEOK Inc. with and into WAI, Inc., an Oklahoma corporation and sponsor of this Plan, which shall have its name then changed to ONEOK, Inc.

         2.13 "Eligible Employee" shall mean an Employee who was previously eligible to participate in, or who was a participant in the Western Resources, Inc. Employees' 401(k) Savings Plan and was transferred to and employed by ONEOK, Inc. on the Effective Date is eligible to participant in the Plan, and any Employee hired into the Kansas Gas Service Company division of ONEOK, Inc. after the Effective Date who is eligible to participate in the Plan as provided in Section 3.1.

         2.14 "Employee" shall mean any person (except an independent contractor) who is employed by the Company in rendering personal services to the Company or other Employer for which the person is compensated by a wage or salary.

         2.15 "Employment" shall mean the service of an Employee with an Employer, but only to the extent required by ERISA.

         2.16 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer as an Employee of the Company, whether prior to or after the Effective Date.

         2.17 "Employer" shall mean the Company and any other Participating Employer that adopts this Plan.

         2.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, (Act), and any regulations as such Act affects this Plan.

         2.19    "Named Fiduciary" shall mean the Company.

         2.20 "Highly Compensated Employee" shall have the meaning given such term under Code Section 414(q) and the regulations promulgated thereunder, and the term "Highly Compensated Employee Group" shall mean the group of Highly Compensated Employees who are Eligible Employees under the Plan.

         A Highly Compensated Employee is an Employee who performs service during the determination year and is described in one or more of the following groups:

         1. An Employee who is a 5% owner, as defined in Code Section 416(i)(1)(B)(i), at any time during the determination year or the preceding year.

         2. An Employee who receives compensation in excess of $80,000 (indexed in accordance with Code Section 415(d), during the preceding year.

         3. An Employee who during the preceding year was a member of the top-paid group of Employees for the preceding year.

         Compensation as used in this Section 2.22 is defined as compensation within the meaning of Code Section 415(c)(3) including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

         Employers aggregated under Code Sections 414(b), (c), (m), or (o) are treated as a single employer.

         A family member is the spouse and the lineal ascendant and descendants (and spouses of such ascendant and descendants) of any Employee or former Employee.

         2.21    "Hour of Service"  shall mean:

                 (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

                 (b) Each hour for which an Employee is directly or indirectly paid or entitled to payment for reasons (such as vacation, sickness or disability) other than for the performance of duties. These hours shall be calculated and credited to the Employee in accordance with Department of Labor Regulation Section 2530.200b-2;

                 (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made;

                 (d) Each hour the Employee would have normally worked during any period of Company-approved temporary leave of absence (such period not to exceed 12 months) due to sickness, accident, military or Government service during time of war, or other cause, provided the Employee returns to the Employment of the Company at the expiration of such leave of absence; and

                 (e) Each hour the Employee would have normally worked during any period he or she is on lay-off (such period not to exceed 12 months) provided the Employee returns to active Employment with the Company when recalled or during the period authorized by the Company to return.

         2.22 "Non-highly Compensated Employee" shall mean any Employee who is not a Highly Compensated Employee, and the term "Non-highly Compensated Employee Group" shall mean the group of Non-highly Compensated Employees who are Eligible Employees under the Plan.

         2.23 "Normal Retirement Date" shall mean the first day of the month coincident with or next following a Participant's attainment of age 65.

         2.24    "Participant" shall mean one of the following, as applicable:

                 (a) "Active Participant" shall mean any Employee who is or becomes eligible and elects to participate in the Plan under Article III, until he or she becomes a Former Participant.

                 (b) "Former Participant" shall mean any Active Participant who retires from employment on or after his or her Normal Retirement Date, or otherwise leaves employment (including by termination of employment or due to Total and Permanent Disability) until he or she either again becomes an Active Participant or is no longer eligible for any benefits under the Plan.

         2.25 "Participating Employer" shall mean the Company and all other organizations (a) in which the Company has at least an 80 percent ownership interest, and (b) that have executed a Participation Agreement in the form designated by the Committee. A Participation Agreement, when duly executed, shall become a part of the Plan.

         2.26 "Participation Date" shall mean the date on which an Employee begins to participate in the Plan according to Article III. The Participation Date for Employees who were participants in the Western Resources, Inc. Employees' 401(k) Savings Plan, shall be the date such Employee began to participate in the Western Resources, Inc. Employees' 401(k) Savings Plan, or predecessor plans taken into account thereunder as to such Employees.

         2.27 "Payroll Period" shall mean any Employer's payroll period over which the payroll deduction of Section 4.1, constituting Pre-Tax Employer Contributions on behalf of any Active Participant, are made and administered.

         2.28 "Plan" shall mean the ONEOK, Inc. KGS 401(k) Thrift Plan set forth in its entirety in this document as a profit sharing plan with a cash or deferred arrangement, and the Trust Agreement, as these documents may be amended from time to time.

         2.29    "Plan Quarter" shall mean the three-month calendar quarter.

         2.30    "Plan Year"  shall mean the calendar year.

         2.31 "Totally and Permanently Disabled" An Active Participant shall be deemed to be Totally and Permanently Disabled only when, on the basis of medical evidence, it is determined that:

                 (a) The Active Participant is totally disabled so as to be prevented from any employment with the Employer, including a disability resulting from an occupational cause, but excluding a disability resulting from services in the armed forces of any country or political subdivision thereof, war or an act of war, participation in a felonious criminal act or intentional self-infliction; and

                 (b)      The disability will be permanent.

All questions as to the fact of, commencement of, or cessation of an Active Participant being Totally and Permanently Disabled shall be determined by the Company, whose decisions shall be final and binding on the Active Participant.

         2.32 "Trust Agreement" shall mean the trust agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as set forth herein, which Trust Agreement shall form a part of the Plan.

         2.33 "Trustee" shall mean any qualified party selected, or any successor thereto, as trustee of the trust created by the Trust Agreement.

         2.34 "Trust Fund" shall mean the cash and other properties held and administered by the Trustee in accordance with the provisions of the Plan and the Trust Agreement.

         2.35 "Valuation Date" shall mean the last day of any calendar month.

         2.36 "Year of Service" shall mean an initial 12 consecutive month period beginning with the Employee's date of employment, or any subsequent Plan Year beginning within such initial 12 consecutive month period during which the Employee is credited with at least 1,000 Hours of Service.

         For purposes of determining under Article III whether a Year of Service has occurred, an Employee who is absent from work for any period:

                 (a)      By reason of the pregnancy of the Employee;

                 (b)      By reason of the birth of a child of the Employee;

                 (c) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

                 (d) For purposes of caring for such child for a period beginning immediately following such birth or placement;

shall be credited with the Hours of Service that otherwise would normally have been credited to the Employee but for the absence, or if the Plan Administrator is not able to make that determination, 8 Hours of Service per normal work day of absence, provided that the total number of hours credited shall not exceed 501 hours. These hours will be treated as Hours of Service in the Plan Year in which the absence begins.

         2.37 "Pronouns" Masculine pronouns used herein shall refer to men or women or both, and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

         2.38 "Group A Member" means any Active Participant that is represented by Local 12329, 12561, 13417, 14224, 14228, or 15162 of the United
Steel Workers of America, Local 53 of the International Brotherhood of Electrical Workers, Local 781 of the Gas Workers, Metal Trades Union for the Cities of Monett and Kansas City, Missouri and Beloit, Kansas, Local 5266 of the Oil Chemical and Atomic Workers International Union, or local 126 of the International Union of Operating Engineers.

         2.39 "Group B Member" means any Active Participant that is represented by Local 304 or Local 1523 of the International Brotherhood of Electrical Workers.

         2.40 "Group C Member" means any Active Participant that is neither a Group A Member nor a Group B Member.

                           ARTICLE III PARTICIPATION

         3.1     Participation.   All Employees of the Employer who are
employed by the Employer, Kansas Gas Service Company, a division of the Company, shall become an Eligible Employee, or a former Eligible Employee shall become an Eligible Employee, as of the first day of the calendar month next following commencement of such Employee's active full time employment, or reemployment, as the case may be, with an Employer. Employees who transfer employment directly from Western Resources, Inc., and who were eligible to participate in or was a Participant of the Western Resources, Inc. Employees' 401(k) Savings Plan shall be eligible to participate as of the Effective Date.

         3.2 Enrollment To become an Active Participant under the Plan, an Eligible Employee must complete an enrollment form and elect to have his or her Employer make a Pre-Tax Employer Contribution by payroll reduction. An Eligible Employee's earliest eligible Participation Date shall be the first day of the calendar month coincident with or next following such Employee's active full time employment, or re-employment, as the case may be, with the Employer after the receipt of such form by the Company.

         3.3 Election of Nonparticipation Notwithstanding any other provisions of the Plan, an Employee otherwise eligible for participation in the Plan may elect to discontinue participation in the Plan for any length of time. Such election must be furnished to the Company in writing and must authorize the Employer to discontinue Employer Contributions. The Eligible Employee may resume participation by written election effective with the first Payroll Period of the calendar month next following the receipt of such written election by the Company. Election of nonparticipation shall not result in a distribution if the Eligible Employee remains in the employment of the Employer and does not become a Former Participant.

         3.4 Reemployment of Former Participant or Eligible Employee If a Former Participant or a former Eligible Employee returns to the employment of the Employer before the fifth anniversary of the date of termination of employment, the rehired Former Participant or former Eligible Employee will again become an Active Participant in the Plan upon the first day of the calendar month that next follows both commencement of the Employee's active full time re-employment and receipt by the Company of an appropriately completed enrollment form in accordance with Section 3.2. For such an Eligible Employee, Matching Employer Contributions would also be applicable.

         If a Former Participant or former Eligible Employee returns to the employment of the Employer after the fifth anniversary of the date of termination of employment, the rehired Former Participant or former Eligible Employee will become an Active Participant in the Plan on the first day of the calendar month that next follows both commencement of the Employee's active full-time re-employment and receipt by the Company of an appropriately completed enrollment form in accordance with Section 3.2, above. Matching Employer Contributions for such an Eligible Employee shall only be made as to Employer Contributions beginning after the first day of the calendar month coincident with or next following the completion of One Year of Service after any such return to employment with an Employer.


                            ARTICLE IV CONTRIBUTIONS

         4.1 Employer Contributions Subject to the limitations imposed elsewhere under the Plan, the Employer shall contribute the following amounts with respect to each Active Participant in at least monthly installments:

                 (a) For each Payroll Period ending after the Effective Date, a "Pre-Tax Employer Contribution" in accordance with the cash or deferred election made by each Active Participant, provided that such Participant is an Active Participant during a portion of such Payroll Period. Such contribution shall be from 1% to 14% of the amount of the Active Participant's Adjusted Total Compensation paid during the Payroll Period (in 1% increments), to be made by payroll reduction.

                 (b) For each Payroll Period a "Matching Employer Contribution" equal to 50% of the percentage of any Pre-Tax Employer Contribution and of any After-Tax Employee Contribution for the Payroll Period times the Active Participant's Annual Compensation; provided, however, that the Matching Employer Contribution shall apply only to the first 6% of the amount of the Active Participant's Annual Compensation paid for the Payroll Period, and any such Matching Contribution shall only be made with respect to an Active Participant's Adjusted Total Compensation for Payroll Period(s) beginning after the first day of the calendar month coincident with or next following completion of one (1) Year of Service by such Active Participant.

         Notwithstanding the amount of such Employer Contributions that would otherwise be contributed by the Employer, the amount of Employer Contributions for any Plan Year shall not exceed the amount allowable as a deduction to the Employer under Section 404 of the Internal Revenue Code, or any other limiting statute of similar importance.
         All Employer Contributions are expressly conditioned on such deductibility. Notwithstanding the provisions of Section 4.4, any such contributions as are later determined by the Internal Revenue Service not to be deductible for the Plan Year for which contributed shall be immediately returned to the Employer; provided, however, that no such contribution shall be returned to the Employer more than one
         (1) year after the disallowance of the deduction, unless permitted under the Internal Revenue Code at such time.

         Notwithstanding the foregoing, on or about the end of each Plan Quarter, an Active Participant will be allowed to contribute in a lump sum amount the additional cash necessary to meet his maximum contribution percentage. Such pre-tax catch-up contributions will be made through payroll deduction and must be greater than $25.00. In a Plan Year the Active Participant will be allowed to make this catch-up contribution for previous quarters in the year. This contribution will be considered in determining the Matching Employer Contribution.

         4.2 Timing of Employer Contributions All Employer Contributions for each Plan Year shall be delivered to the Trustee by each Employer within the time permitted by the Internal Revenue Code and ERISA and the regulations promulgated thereunder.

         4.3 Active Participant Cash or Deferred Elections Not more frequently than once per calendar month an Active Participant may elect to discontinue making Pre-Tax Employer Contributions or reduce the rate at which such contributions are being made on his or her behalf by giving written instructions to the Company on a form prescribed by the Company. Any such discontinuance or reduction shall become effective at the start of the next following Payroll Period after the election is received by the Company. An Active Participant may resume making Pre-Tax Employer Contributions or increase the rate at which such contributions are being made on his or her behalf by giving written instructions to the Company on a form prescribed by the Company. Any such resumption or increase shall become effective on the first day of the Payroll Period following the end of the calendar month in which the Active Participant's form is received by the Company.

         4.4 Return of Contributions; Mistake of Fact Except as otherwise specifically provided under this Article, under no circumstances shall any of the assets of the Trust Fund be returned or transferred to an Employer, or to any person for the benefit of an Employer. In the case of a contribution that is made by an Employer due to a mistake of fact, and notwithstanding the provisions of the preceding sentence, the contribution shall be returned to the Employer; provided, however, that no such contribution shall be returned to such Employer more than 1 year after the payment of the contribution. Earnings attributable to the Excess Contribution will not be returned to the Company, but losses attributable thereto will reduce the amount to be returned.

         4.5 Active Participant Contributions For each Payroll Period, any Active Participant may make an After-Tax Employee Contribution to the Plan through payroll deduction, in accordance with an election made by the Active Participant. Such contribution is the amount elected to be contributed by the Active Participant up to a maximum of 4% of the amount of the Active Participant's Adjusted Total Compensation for the Payroll Period.

         Notwithstanding the foregoing, on or about the end of each Plan Quarter, an Active Participant will be allowed to contribute in a lump sum amount the additional cash necessary to meet his maximum contribution percentage. Such after-tax catch-up contributions may be made through payroll deduction, certified check, cashier's check or money order and must be greater than $25.00. During a Plan Year the Active Participant will be allowed to make this catch-up contribution for previous quarters in that Plan Year. This contribution will be considered in determining the Matching Employer Contribution.

         4.6 Rate of Active Participant Contributions Not more frequently than once per calendar month an Active Participant may elect to discontinue making After-Tax Employee Contributions or reduce the rate at which such contributions are made by giving written instructions to the Company on the form prescribed by the Company. Any such discontinuance or reduction shall become effective at the start of the Payroll Period next following the Company's receipt of the election. An Active Participant may resume making After-Tax Employee Contributions or increase the rate at which such contributions are made by giving written instructions to the Company on the form prescribed by the Company. Any such resumption or increase shall become effective on the first day of the first Payroll Period next following the end of the calendar month in which the Company receives the election.

         4.7 Limitations on Pre-Tax Employer Contributions The Plan's provisions for Pre-Tax Employer Contributions constitute a cash or deferred arrangement intended to be qualified under Code Section 401(k). Accordingly, the cash or deferred arrangement must satisfy the Actual Deferral Percentage Test (the "ADP Test") under Code Section 401(k)(3) for each Plan Year. The ADP Test shall be conducted in accordance with the following rules.

                 (a) Actual Deferral Percentage Test. For any Plan Year, the ADP Test will be satisfied if the Actual Deferral Percentage for the Highly Compensated Employee Group does not exceed the greater of:

                          (1) 1.25 times the ADP for the Non-highly Compensated Employee Group; or

                          (2) The lesser of: (A) two times the ADP for the Non-highly Compensated Employee Group; and
                                  (B) the ADP for the Non-highly Compensated
                                  Employee Group  plus two percentage points.

                 (b) Determination of ADP Test For purposes of determining the precise manner in which the ADP Test is to be conducted, the provisions of Code Section 401(k)(3) and the regulations promulgated thereunder are incorporated herein by reference (the "401(k) Regulations"). For purposes of conducting the ADP Test, the Participant's compensation shall be the Participant's Discrimination Testing Compensation. The Plan will take into account the actual deferral ratios of all Eligible Employees in conducting the ADP Test. For purposes of conducting the ADP Test, Employees in the Highly Compensated Employee Group and Non-highly Compensated Employee Group shall include any Eligible Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and an Employee who cannot defer because of the Code Section 415 limits on annual additions. In the case of an Eligible Employee who makes no elective contributions the deferral ratio that is to be included in determining the actual deferral percentage is zero.

                 (c) Preliminary ADP Test The Committee may, from time to time during the course of a Plan Year, make its best estimate as to whether the ADP Test will be satisfied for the year. In doing so, the Committee may conduct one or more preliminary ADP Tests based on the projected compensation and contribution level of Participants. If it appears there will be "excess contributions" as defined in the 401(k) Regulations, the Committee may, in its discretion, limit Pre-Tax Employer Contributions in a manner designed to prevent excess contributions from being made, or use a combination of methods acceptable under the 401(k) Regulations, in order to provide reasonable assurance that excess contributions shall be avoided or corrected during the Plan Year.

                 (d) Correction of Excess Contributions Notwithstanding any other provision of this Plan, if it is determined that Excess Contributions exist for a Plan Year, such Excess Contributions shall be corrected within 2 1/2 months after the end of such Plan Year, in order to avoid the imposition of an excise tax that might otherwise apply under Code Section 4979, and in any event within 12 months after the close of the Plan Year for which the contributions were made. The Committee may, in its discretion, use any of the following correction methods, as described in Code
                          Section 401(k) Regulations:

                          (1) The Committee may require employers to make "Qualified Nonelective Contributions" or "Qualified Matching Contributions" (as defined in the Code Section 401(k) Regulations;

                          (2) Excess Contributions may be recharacterized and treated as employee contributions in accordance with the Code Section 401(k) Regulations; or

                          (3) Excess Contributions (and income allocable thereto) may be distributed to the appropriate Highly Compensated Employees.

                                  The Committee shall determine which of the
                          correction methods is to be used to correct the Excess Contributions, or may use a combination of the correction methods, as it deems advisable. The amount of Excess Contributions for a Highly Compensated Employee, for the purposes of distribution or recharacterization, will be determined in the following manner. First, the actual deferral ration ("ADR") of the Highly Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the ADP Test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ADP Test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the total of elective and other contributions taken into account for the ADP Test minus the product of the Employee's reduced deferral ratio as determined above and the Employee's compensation. In the case of a Highly Compensated Employee whose ADR is determined under the family aggregation rules, the determination of the amount of Excess Contributions, for the purposes of distribution or recharacterization, shall be made as follows: The ADR is reduced in accordance with the "leveling" method described in Code Section 1.401(k)-1(f)(2) of the Regulations and the Excess Contributions are allocated among the family members in proportion to the contributions of each family member that have been combined. The amount of Excess Contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year. Recharacterized Excess Contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to elective contributions.

                                  Nonelective contributions and matching
                          contributions may be treated as elective contributions for purposes of the ADP Test only if such contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to elective contributions. Non-elective contributions and matching contributions which may be treated as elective contributions must satisfy these requirements without regard to whether they are actually taken into account as elective contributions. Non-elective contributions and/or matching contributions may be treated as elective contributions only if the conditions described in Code Section 1.401(k)-1(b)(5) of the Regulations are satisfied. If matching employer contributions have been made to the Plan with respect to an amount that constitutes an Excess Contribution, then such matching employer contributions shall be forfeited (without regard to whether the Participant's interest in such matching employer contributions is nonforfeitable). Such forfeited matching employer contributions shall be reallocated to the accounts of Non-highly Compensated Employees for the Plan Year in which the forfeiture occurs pro rata based on deferrals.

                                  If Excess Contributions are distributed,
                          income allocable to the distributed Excess
                          Contributions shall also be distributed. The income allocable to Excess Contributions includes income for the Plan Year for which the Excess Contributions were made. The Committee shall allocate income to such distributed Excess Contributions in the same manner that other income is allocated among Participant Accounts under Article V of the Plan Income allocable to the period between the end of the Plan Year and the date of distribution (the "Gap Period") shall be disregarded for this purpose.

         4.8     Limitations on Elective Deferrals

                 (a) General Rule Notwithstanding anything herein to the contrary, the Elective Deferrals on behalf of an Active Participant under the Plan (and all other plans, contracts, or arrangements of the Employer) may not exceed the Applicable Limit under Code Section 402(g) and the regulations promulgated thereunder for the Participant's taxable year beginning in the calendar year. For this purpose, the term "Elective Deferrals" and the term "Applicable Limit" are defined in the regulations issued under Code Section 402(g), the provisions of which are incorporated herein by reference.

                 (b) Correction of Excess Deferrals If in any calendar year an Active Participant's Elective Deferrals exceed the Applicable Limit, then by March 1 following the close of the Participant's income tax year, the Participant may notify each plan under which deferrals were made of the amount of Excess Deferrals received by that plan. Any such notification provided by a Participant must be in writing and the Participant must certify or otherwise establish to the satisfaction of the Committee that the designated amount is an Excess Deferral. A Participant shall be deemed to have notified the Plan of Excess Deferrals to the extent they are attributable solely to Elective Deferrals under the Plan and other plans of the Employer immediately upon the occurrence of such event. In such event, the Plan shall distribute, not later than the immediately following April 15, the amount of the Excess Deferrals allocated to this Plan by the Participant, together with any income allocable to that amount. The Committee shall allocate income to such distributed excess deferrals in the same manner that other income is allocated among Participant's Account under Article V of the Plan. Income allocable to the Gap Period shall be disregarded for this purpose. In the event a Participant's income tax year is not the calendar year, appropriate adjustments shall be made in the periods set forth above.

                 (c) Correction of Excess Deferrals During Taxable Year A Participant who has Excess Deferrals during the Participant's income tax year may receive a corrective distribution of Excess Deferrals during the same year. This corrective distribution may be made only if all of the following conditions are satisfied:

                          (1) The Participant designates the distribution as an Excess Deferral. The Participant's designation must be in writing, and the Participant must certify or otherwise establish to the satisfaction of the Committee that the designated amount is an Excess Deferral. A Participant will be deemed to have designated the distribution as such to the extent the Excess Deferral is attributable solely to Elective Deferrals under the Plan and other plans of the Employer immediately upon the occurrence of such event.

                          (2) The distribution must be made after the date on which the Plan receives the Excess Deferral.

                          (3) The Plan designates the distribution as a distribution of Excess Deferrals.

         4.9     Limitations on After-Tax Employee Contributions and
Matching Employer Contributions Plan provisions for After-Tax Employee Contributions and Matching Employer Contributions are subject to the provisions of Code Section 401(m). Accordingly, these contributions must satisfy the Actual Contribution Percentage Test (ACP Test) under Code Section 401(m)(2) for each Plan Year. The ACP Test shall be conducted in accordance with the following rules.

                 (a) Actual Contribution Percentage Test For any Plan Year, the ACP Test will be satisfied if the Actual Contribution Percentage for the Highly Compensated Employee Group does not exceed the greater of:

                          (1) 1.25 times the ACP for the Non-highly Compensated Employee Group; or

                          (2) the lesser of: (A) two times the ACP for the Non-highly Compensated Employee Group; and
                                  (B) the ACP for the Non-highly Compensated
                                  Employee Group plus two percentage points.

                 (b) Determination of ACP Test For purposes of determining the precise manner in which the ACP Test is to be conducted, the provisions of Code Section 401(m) and regulations promulgated thereunder are incorporated herein by reference 401(m) Regulations). For purposes of conducting the ACP Test, the Participant's compensation shall be the Participant's Discrimination Testing Compensation. The ACP Test shall be conducted in accordance with these provisions, and the Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test for each Plan Year. The Plan will take into account the annual contribution ratios of all Eligible Employees in conducting the ACP Test. For purposes of conducting the ACP Test, Employees in the Highly Compensated Employee Group and the Non-highly Compensated Employee Group shall include any Eligible Employee who is directly or indirectly eligible to receive an allocation of matching contributions or to make employee contributions and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose right to make employee contributions or receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an Employee who cannot make an employee contribution or receive a matching contribution because Code Sections 415(c)(1) or 415(e) prevents the Employee from receiving additional annual additions. In the case of an Eligible Employee who makes no employee contributions and who receives no matching contributions, the contribution ratio that is to be included in determining the actual contribution percentage is zero.

                 (c) Preliminary ACP Test The Committee may, from time to time during the course of a Plan Year, make its best estimate as to whether the ACP Test will be satisfied for the year. In doing so, the

                          Committee may conduct one or more preliminary ACP Tests based on the projected compensation and contribution level of Participants. If it appears there will be Excess Aggregate Contributions as defined in the 401(m) Regulations, the Committee may, in its discretion, limit After-Tax Employee Contributions and Matching Employer Contributions in a manner designed to prevent Excess Aggregate Contributions from being made, or use a combination of methods acceptable under the 401(m) Regulations, in order to provide reasonable assurance that Excess Aggregate Contributions shall be avoided or be corrected during the Plan Year.

                 (d) Correction of Excess Aggregate Contributions Notwithstanding any other provision of this Plan, if it is determined that Excess Aggregate Contributions exist for a Plan Year, such Excess Aggregate Contributions shall be corrected within 2 1/2 months after the end of such Plan Year in order to avoid the imposition of an excise tax that might otherwise apply under Code Section 4979, and in any event within 12 months after the closing of the Plan Year for which the contributions were made. The Committee may, in its discretion, use any of the following correction methods, as described in the Code Section 401(m) Regulations:

                          (1) The Committee may require Employers to make "Qualified Nonelective Contributions" or "Elective Contributions" (as defined in the Code Section 401(m) Regulations) in accordance with Regulation Section 1.401(m)-1(b)(5);

                          (2) Excess Aggregate Contributions (and income allocable thereto) may be distributed to the appropriate Highly Compensated Employees; or

                          (3) Matching Employer Contributions (and income allocable thereto) that are not vested (determined without regard to any increase in vesting that may occur after the date of the forfeiture) may be forfeited. Such forfeitures will be used to reduce subsequent Matching Employer Contributions.

                                  The Committee shall determine which of the
                          correction methods is to be used to correct the Excess Aggregate Contributions, and may use a combination of the correction methods, as it deems advisable. The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are treated as employee contributions due to recharacterization. The amount of Excess

                          Aggregate Contributions for a Highly Compensated Employee will be determined in the following manner. First, the actual contribution ratio ("ACR") of the Highly Compensated Employee with the highest ACR is reduced to the extent necessary to satisfy the ACP Test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ACP Test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the total of employee, matching and other contributions taken into account for the ACP Test minus the product of the employee's contribution ratio as determined above and the employee's compensation. In the case of a Highly Compensated Employee whose ACR is determined under the family aggregation rules, the determination of the amount of Excess Aggregate Contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in Section 1.401(m)-1(e)(2) of the Code Section 401(m) Regulations and the Excess Aggregate Contributions are allocated among the family members in proportion to the contributions of each family member that have been combined. A distribution of Excess Aggregate Contributions shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee. If Excess Aggregate Contributions are distributed, income allocable to the distributed Excess Aggregate Contributions includes income for the Plan Year for which the Excess Aggregate Contributions were made. The Committee shall allocate income to such distributed Excess Contributions in the same manner that other income is allocated among Participant Accounts under Article V of the Plan. Income allocable to the Gap Period shall be disregarded for this purpose.

                                  Nonelective employer contributions shall be
                          treated as matching contributions for purposes of the ACP Test only if such contributions are nonforfeitable when made and distributable only under the following circumstances:

                          1. The Employee's retirement, death, disability or separation from service;

                          2.      The termination of the Plan without
                                  establishment of maintenance of another
                                  defined contribution plan (other than an ESOP or SEP);

                          3. In the case of a profit-sharing or stock bonus plan, the Employee's attainment of age 59 1/2 or the Employee's hardship;

                          4.      The sale or other disposition by a
                                  corporation to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the plan after the disposition; and,

                          5.      The sale or other disposition by a
                                  corporation of its interest in a subsidiary to an unrelated entity, but only with respect to employees who continue employment with the subsidiary and the acquiring entity does not maintain the plan after the disposition.

                          Paragraph 2, 4 and 5 above, apply only if the transfer corporation continues to maintain the plan. Non-elective contributions which may be treated as matching employer contributions must satisfy these requirements without regard to whether they are actually taken into account as matching employer contributions.

         4.10 Multiple Use Limitation The Committee shall ensure that multiple use of the Alternative Limitation does not occur, and if it does, that it is adjusted in accordance with Regulation Section 1.401(m)-2. The term Alternative Limitation has the meaning ascribed to such term under Regulation
Section 1.401(m)-2(b)(2), and refers to the alternatives for satisfying the ADP and ACP Tests provided in Sections 4.7(a)(2) and 4.9(a)(2), respectfully. If multiple use of the Alternative Limitation occurs, it shall be adjusted by reducing the ACP of the Highly Compensated Employee Group in the manner described in Regulation Section 1.401(m)-1(e)(2), so that there is no multiple use of the Alternative Limitation. Instead of making this reduction, the Committee may eliminate multiple use of the Alternative Limitation by making Qualified Nonelective Contributions in accordance with Regulation Section 1.401(m)-1(b)(5).

         4.11    Limitations on Annual Additions

                 (a) In no event shall the sum of the Annual Additions to a Participant's Account for any calendar year exceed the lesser of:

                          (1) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation in effect under Code Section 415(b)(1)(A)); or

                          (2)     25 percent of the Active Participant's
                                  Compensation.

                 (b) Correction of Excess Annual Additions If, but for the limitations set forth in Section 4.11(a), the Annual Additions to a Participant's accounts for any calendar year would exceed the limitation set forth in that section, such Annual Additions shall be reduced to the extent necessary to comply with the requirements of Section 4.11(a). Any such reduction shall comply with the applicable regulations under Code Section 415 and shall be accomplished in the following order:

                          (1)     Any contribution made by the Active
                                  Participant to his or her After-Tax Account or any contribution to the Pre-Tax Account shall be returned to the Participant; and

                          (2) if any further reduction is necessary, the portion of the Employer's contribution for the calendar year and forfeitures which are to be allocated during the calendar year to the Active Participant shall be reduced.

                 Any portion of the Employer's contribution or forfeitures which must be reallocated as a result of the requirements of Section 4.11(a) shall be reallocated as many times as is necessary among the remaining Active Participants in the same manner as the initial allocation was made. If the sum of Annual Additions, as defined in
         Section 4.11(e), for all Participants for the calendar year exceeds the sum of the limitations described in that paragraph for such Participants, the excess shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular calendar year, other than the calendar year referred to in the preceding sentence, all amounts in the suspense account shall be allocated and reallocated to the Accounts of Active Participants, subject to the limitations of Section 415 of the Internal Revenue Code, before any Employer contributions which would constitute Annual Additions may be made to the Plan for that calendar year. For this purpose such allocations and reallocations shall be made in the same manner forfeitures would be allocated for the calendar year.

                 (c) Annual Additions to Other Defined Contribution Plans If any Participant is a participant under any other defined contribution plan maintained by the Employer the total of the Annual Additions to such Participant's account from all such defined contribution plans shall not exceed the limitations set forth in Section 4.11(a). If it is determined that as a result of the limitation set forth in the preceding sentence, the Annual Additions to a Participant's Account in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 4.11(b).

                 (d) Combined Limitation To the extent applicable, if any Participant is a participant under a Defined Benefit Plan maintained by the Employer, the sum of the Defined Benefit Plan Fraction for a calendar year and the Defined Contribution Plan Fraction for that year shall be no greater than one (1.0). For purposes of this Section, Annual Additions attributable to accounts established for the Participant's benefit to provide post-retirement medical and life insurance benefits shall be disregarded. If it is determined that as a result of the limitation set forth in the preceding sentence, the Annual Additions to a Participant's account in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 4.11(b).

                 (e) Definitions For purposes of Section 4.11, the following words shall have the meaning ascribed to them below.

                          (1) The term "Annual Additions shall mean the sum of the following amounts credited to an Active Participant's Account for a calendar year: (A) all Employer contributions; (B) all Active Participant contributions; and (C) all forfeitures. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code Section 401(k) and excess aggregate contributions described in Code
                                  Section 401(m), irrespective of whether the Plan distributes or forfeits such excess amounts. Excess deferrals under Section 402(g), are not Annual Additions unless distributed after the correction period described in Code Section 402(g).

                          (2) For purposes of applying the limitations of Code Section 415, the term "Compensation" includes:

                                  (A)      The Active Participant's wages,
                                           salaries, fees for professional
                                           services, and other amounts received
                                           for personal services actually
                                           rendered in the course of employment
                                           with the Employer including, but not
                                           limited to, commissions paid
                                           salesmen, compensation for services
                                           on the basis of a percentage of
                                           profits, commissions on insurance
                                           premiums, tips, and bonuses.

                          (3)     The term Compensation does not include:

                                  (A)      Contributions made by the Employer
                                           to a plan of deferred compensation,
                                           to the extent that, before the
                                           application of the section 415
                                           limitations to that plan, the
                                           contributions are not includable in
                                           the gross income of the  employee
                                           for the income tax year in which
                                           contributed.  In addition, employer
                                           contributions made on behalf of an
                                           employee to a simplified employee
                                           pension described in section 408(k)
                                           are not considered as compensation
                                           for the income tax year in which
                                           contributed to the extent such
                                           contributions  are deductible by the
                                           Employee under section 219(b)(7).
                                           Additionally, any distributions from
                                           a plan of deferred compensation are
                                           not considered as compensation for
                                           section 415 purposes, regardless of
                                           whether such amounts  are includable
                                           in the gross income of the employee
                                           when distributed.  However, any
                                           amounts received by an employee
                                           pursuant to an unfunded
                                           non-qualified plan may be considered
                                           as compensation for section 415
                                           purposes in the year such amounts
                                           are includable in the gross income
                                           of the employee.

                                  (B)      Amounts realized from the exercise
                                           of a non-qualified stock option, or
                                           when restricted stock or property
                                           held by an employee either becomes
                                           freely transferable or is no longer
                                           subject to a substantial risk of
                                           forfeiture.

                                  (C)      Amounts realized from the sale,
                                           exchange or other disposition of
                                           stock acquired under a  qualified
                                           stock option.

                                  (D)      Other amounts which receive special
                                           tax benefits, such as premiums for
                                           group term life insurance (but only
                                           to the extent that the premiums are
                                           not includable in the gross income
                                           of the employee), or contributions
                                           made by an employer (whether or not
                                           under a salary reduction agreement)
                                           toward the purchase of an annuity
                                           contract described in section 403(b)
                                           (whether or not the contributions
                                           are excludable from the gross income
                                           of the employee).

                                  (E)      Amounts contributed by the Employer
                                           pursuant to a salary reduction
                                           arrangement which are excludable
                                           from the Employee's gross income
                                           under Code Sections 125, 402(3)(3),
                                           402(h) or 403(b).

                          (4) The words Defined Benefit Plan shall mean any retirement plan maintained by the Employer which is not a Defined Contribution Plan.

                          (5) The words Defined Benefit Plan Fraction shall mean, for any calendar year, a fraction


                                  (A)      the numerator of which is the
                                           projected annual benefit of the
                                           Participant, that is, the annual
                                           benefit to which he would be
                                           entitled under the terms of the
                                           Defined Benefit Plan on the
                                           assumptions that he continues
                                           employment until his normal
                                           retirement date as determined under
                                           the terms of the Defined Benefit
                                           Plan, that his compensation
                                           continues at the same rate as in
                                           effect in the calendar year under
                                           consideration until his normal
                                           retirement date and that all other
                                           relevant factors used to determine
                                           benefits under such Defined Benefit
                                           Plan remain constant as of the
                                           current calendar year for future
                                           calendar years, under all Defined
                                           Benefit Plans maintained by the
                                           Employer, determined as of the close
                                           of the calendar year, and

                                  (B)      the denominator of which is the
                                           lesser of

                                           (i)    one and one-fourth (1.25)
                                                  (subject to the one (1.)
                                                  limitation in paragraph (8)
                                                  below), times the projected
                                                  annual benefit of such
                                                  Participant under the Defined
                                                  Benefit Plans determined as
                                                  of the close of the calendar
                                                  year as if the Defined
                                                  Benefit Plans provided the
                                                  maximum benefits allowable
                                                  under Section 415(b)(1)(A) of
                                                  the Internal Revenue Code
                                                  after taking into account all
                                                  applicable modifications of
                                                  that dollar limit found in
                                                  the Code, and

                                           (ii)   one and four-tenths (1.4)
                                                  times the projected annual
                                                  benefit of such Participant
                                                  under the Defined Benefit
                                                  Plans determined as of the
                                                  close of the  calendar year as
                                                  if the Defined Benefit Plans
                                                  provided benefits in the
                                                  amount of the maximum
                                                  percentage-of-compensation
                                                  limit allowable under Section
                                                  415(b)(1)(B) of the Internal
                                                  Revenue Code after taking into
                                                  account all applicable
                                                  modifications of that
                                                  percentage of compensation
                                                  limit found in the Code.

                          (6) The words Defined Contribution Plan shall mean a retirement plan maintained by the Employer which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which may be allocated to such Participant's accounts.

                          (7) The words Defined Contribution Plan Fraction shall mean, for any calendar year, a fraction

                                  (A) the numerator of which is the sum of the Annual Additions to the
                                           Participant's account for all years
                                           under all Defined Contribution Plans
                                           maintained by the Employer in that
                                           calendar year, and

                                  (B)      the denominator of which is the sum
                                           for the calendar year and all prior
                                           years of the lesser of:

                                           (i)    one and one-fourth (1.25)
                                                  (subject to the one (1.)
                                                  limitation in paragraph (8)
                                                  below), times the maximum
                                                  amount of Annual Additions to
                                                  such Participant's account
                                                  under the Defined
                                                  Contribution Plans which
                                                  could have been made in
                                                  accordance with the
                                                  limitations set forth in
                                                  Section 415(c)(1)(A) of the
                                                  Internal Revenue Code after
                                                  taking into account all
                                                  applicable modifications of
                                                  that dollar limitation found
                                                  in the Code, and

                                           (ii)   one and four-tenths (1.4)
                                                  times the maximum annual
                                                  addition to such Participant's
                                                  account under Defined
                                                  Contribution Plans which could
                                                  have been made in accordance
                                                  with the percentage-of-
                                                  compensation limitation set
                                                  forth in Section 415(c)(1)(B)
                                                  of the Internal Revenue Code
                                                  after taking into account all
                                                  applicable modifications of
                                                  that percentage-of-
                                                  compensation limitation found
                                                  in the Code.

                                                  To determine the denominator
                                                  of this fraction, the
                                                  Committee will make any
                                                  adjustment required under Code
                                                  Section 415(b) and will
                                                  determine a Year of Service as
                                                  a Plan Year in which the
                                                  Employee completed at least
                                                  1,000 Hours of Service.

                          (8) The words "retirement plan" shall mean (A) any profit sharing, pension or stock bonus plan described in Section 401(a) and 501(a) of the Internal Revenue Code, (B) any annuity plan or annuity contract described in Section 403(a) or 403(b) of the Internal Revenue Code, (C) any qualified bond purchase plan described in Section 405(a) of the Internal Revenue Code, and (D) any individual retirement account, individual retirement annuity or retirement bond described in
                                  Section 408(a), 408(b) or 409 of the Internal Revenue Code.

                          (9) If the 1.0 limitation applies, the Committee must determine the denominator of the Defined Benefit Plan Fraction and the denominator of the Defined Contribution Plan Fraction by substituting 1.0 for 1.25. The 1.0 limitation applies only if (i) the Plan's top heavy ratio exceeds 90%; or (ii) the Plan's top heavy ratio is greater than 60% and the Employer does not provide extra minimum benefits which satisfy Code Section 416(h)(2).


              ARTICLE V PARTICIPANT'S ACCOUNT AND INVESTMENT FUNDS

         5.1     Maintenance of Contribution Accounts   The following separate
accounts shall be maintained with respect to each Participant (collectively, the "Participant's Account"):

                 (a) The Pre-Tax Account represents Pre-Tax Employer Contributions made on an Active Participant's behalf,

                 (b) The After-Tax Account represents After-Tax Employee Contributions made by the Active Participant,

                 (c) The Company Match Account represents Matching Employer Contributions made on the Active Participant's behalf, and

                 (d) The Rollover Account represents Rollover Contributions received on behalf of an Active Participant.

A Participant's Account shall be invested or reinvested in accordance with the Participant's election and the provisions of the Trust Agreement. The Participant's election will apply uniformly to the separate accounts listed in
Section 5.1(a) through (c) above comprising the Participant's Account. The Participant may not elect to invest a separate account listed in Section 5.1(a) through (c) above differently than the investment of the other separate accounts. The value of a Participant's Account shall be determined by the Company or the Administrator as of each Valuation Date on the basis of the market values of each Fund as of each Valuation Date, and shall show the effect of Contributions, income received or accrued, realized and unrealized appreciation or depreciation, distributions, withdrawals, inter-fund transfers, expenses, and all other transactions affecting the respective Funds since the next preceding Valuation Date.

         5.2     Investment Funds

                 (a) The Investment Funds shall consist of at least one of each of the following funds: a Balanced Fund, a Growth Fund, an Equity Index Fund, a Diversified Equity Fund, a Money Market Fund, an Investment Contract Fund, an International Growth Fund, a Bond Index Fund, and a Company Stock Fund. There shall be a frozen stock fund to hold Western Resources, Inc. Common Stock in the accounts of any Eligible Employee transferred to the Plan, which shall be administered as prescribed by the Committee. All dividends/earnings from the Western Resources Common Stock Fund will be reinvested in the Plan's Money Market Fund. The number and type of Investment Funds may be adjusted from time to time by the 401(k) Thrift Plan Committee as it deems advisable.

                 (b) As of each Valuation Date, a valuation of each of the Investment Funds shall be performed by the Trustee in order to determine the market values of each Investment Fund and the reconciliation of the Investment Fund from the prior Valuation Date.

         5.3 Investment of Future Contributions An Active Participant's future After-Tax Contributions, Pre-Tax Employer Contributions to be made on his or her behalf, Matching Employer Contributions, and any Rollover Contributions may be allocated by the Participant among the Investment Funds in multiples of 10%, where the same directions will apply to each type of Contribution (except for Rollover Contributions). Each Participant shall direct initially in writing, on a form prescribed by the Company, the allocation of such Contributions among the Investment Funds, with such direction continuing in effect until notice of change is made under rules prescribed by the Committee. An election may be made on any day during a Plan Year to the extent administratively practicable. If a Participant fails to direct the investment of the Active Participant's Contributions, either by failing to make an election or by revoking an election without offering a replacement election, the Trustee shall invest the Participant's Account as it deems appropriate.

         5.4 Transfer of Funds Between Accounts A Participant may elect to transfer his or her interest in the Participant's Account, in whole or in part, from one Investment Fund to another Investment Fund. All transfers are subject to the rules established for transfers by the applicable Investment Fund. Such transfer shall be made as soon as practicable following the date the request is made under rules satisfactory to the 401(k) Thrift Plan Committee. An election may be made on any day during a Plan Year to the extent administratively practicable.

         5.5 Rollover Contribution Any Employee may file a written application with the Committee requesting that the Trustee accept a Rollover Contribution. The term Rollover Contribution shall include (a) permitted rollover contributions under the Code from one qualified plan to another qualified plan or (b) so long as such contribution is not deemed to be a distribution of benefits under the Code, then the direct transfer from the trustee of a qualified plan to the Trustee of this Plan. The Committee, in its sole discretion, shall determine whether the Employee shall be permitted to make a Rollover Contribution to the Trust Fund. Any written application filed pursuant to this Section shall set forth the amount of the Rollover Contribution; that the nature of the property making up the Rollover Contribution is from an ERISA qualified retirement plan under Code Section 401(a) and is attributable to employer contributions and/or gain on voluntary nondeductible contributions; a statement, satisfactory to the Committee, that the contribution constitutes a Rollover Contribution; and such other evidence as the Committee may require to establish that the Rollover Contribution will not adversely affect the qualified status of this Plan. In the event the Committee permits an Employee to make a Rollover Contribution, the Rollover Contribution shall become a part of the Trust Fund and shall be maintained in a separate, nonforfeitable account. The adjustment of the Participant's Account required by Section 5.1 shall be made separately with respect to each of the separate accounts comprising a Participant's Account, including the account established for the Rollover Contribution. An Employee who makes a Rollover Contribution to the Plan shall be considered an Active Participant for all purposes of the Plan, except that he or she shall not be entitled to Matching Employer Contributions or to elect Pre-Tax Employer Contributions or After-Tax Employee Contributions until such time as the Employee becomes an Active Participant in accordance with the requirements and procedures set forth in
Article III.

         5.6 Loan Reserve Fund A Loan Reserve Fund shall be established for the distribution and repayment of loan proceeds in accordance with the Plan's loan provisions and rules adopted by the 401(k) Thrift Plan Committee.

                               ARTICLE VI VESTING

         6.1 Vesting A Participant shall have a nonforfeitable right to the value of his or her Pre-Tax Account, After-Tax Account, Company Match Account, and Rollover Account at all times.


                           ARTICLE VII DISTRIBUTIONS

         7.1 Events Causing Distribution A Participant, or Beneficiary, shall be eligible to receive a distribution when a Participant becomes a Former Participant or dies, or, if earlier, upon termination of this Plan. Distributions shall be payable as provided in Sections 7.2 and 7.3.

         7.2 Form of Distribution Distribution to a Participant who becomes a Former Participant, or to a Beneficiary in the event of a Participant's death, shall be in the form of one lump sum cash payment.

         7.3 Amount and Timing of Distributions A Former Participant shall be entitled to the distribution of the value of the Former Participant's Account as of the Valuation Date coincident with or next following the date as of which he or she becomes a Former Participant. Such distribution shall be made available to the Former Participant or Beneficiary, as the case may be, in the form described in Section 7.2 above, not later than 60 days after such Valuation Date. If the aggregate value of the Former Participant's Account does not exceed $3,500, payment shall be made as soon as administratively practicable after the occurrence of the distribution event described in Section
7.1. If the aggregate value of the Former Participant's Account exceeds $3,500, the Former Participant may elect to defer distribution for a minimum of one year from the date on which he or she becomes a Former Participant up to a maximum deferral period ending upon the Former Participant's required beginning date pursuant to Code Section 401(a)(9). If the Former Participant does not consent to the distribution, payment shall be made not later than the 60th day following the end of the Plan Year in which the latest of the following events occur:

                 (a) The Former Participant's attaining age 70 1/2 (notwithstanding the preceding provisions of Section 7.3, such distribution must comply with the provisions of Regulation Section 1.401(a)-14(b) and must be made in accordance with Section 401(a)(9) of the Code);

                 (b) the termination of the Active Participant's employment with the Employer; or

                 (c) the date specified in an election, made in writing, signed by the Former Participant, and submitted to the Plan Administrator.

         Amounts attributable to Pre-Tax Contributions may not be distributed earlier than upon one of the following events:

         1. The Participant's retirement, death, disability or separation from service;

         2. The termination of the Plan without establishment of maintenance of another defined contribution plan (other than an ESOP or SEP);

         3. In the case of a profit-sharing or stock bonus plan, the Participant's attainment of age 59 1/2 or the Participant's hardship;

         4. The sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the plan after the disposition; and,

         5. The sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity, but only with respect to employees who continue employment with the subsidiary and the acquiring entity does not maintain the plan after the disposition.

Paragraphs 2, 4, and 5, above, apply only if the distribution is in the form of a lump sum. Paragraphs 4 and 5, above, apply if the transferor corporation continues to maintain the plan.

         7.4 Distributions of Common Stock Notwithstanding Sections 7.2 and 7.3 above, a Former Participant may request that amounts invested in the Company Stock Fund or the Western Resources, Inc. Stock Fund be distributed in whole shares of Common Stock or Western Resources, Inc. Common Stock, respectively. Any fractional shares allocated to a Former Participant's Account shall be paid in cash, the amount of such payment to be based upon the closing price of Common Stock, or Western Resources, Inc. Common Stock, as the case may be, on the New York Stock Exchange Consolidated Tape, on a trading day which does not precede the date of the distribution by more than 10 trading days.

         7.5 Distributions Under Qualified Domestic Relations Orders Notwithstanding anything in this Article VII to the contrary, the Plan may make distribution to an alternate payee under a Qualified Domestic Relations Order (Order) at any time specified in such order, whether before, at, or after a Participant's Earliest Retirement Age, as such terms are defined in Code
Section 414(p), provided that any such distribution before a Participant's earliest retirement age shall be subject to the following conditions:

                 (a) The Order must either provide for, or permit the Plan and alternate payee to agree to, such an early distribution;

                 (b) The distribution must constitute a single-sum payment of all Plan benefits to which the alternate payee may become entitled under the terms of the Order; and

                 (c) If the Order so provides, any such distribution that exceeds $3,500 shall be made only with the alternate payee's written consent.

Unless the context clearly requires a contrary interpretation, any Order providing for a single-sum distribution to an alternate payee as of a Participant's Earliest Retirement Age shall be construed as providing for such payment to be made on the date which is as soon as administratively practicable after the Committee has determined that the Order constitutes a Qualified Domestic Relations Order.

         7.6     Special Distribution Limitations

                 (a) This Section sets forth rules concerning when distributions must begin and over what period of time they must be made. Any rules concerning the timing and duration of benefits found in other Sections of the Plan shall be altered only to the extent necessary to avoid violating the rules of this Section. In no event shall these rules be read to provide any option as to the time, manner, or duration of benefits in addition to those found in other provisions of the Plan. All distributions made under this Article shall be made in accordance with Code Section 401(a)(9) and the regulations promulgated thereunder, including the minimum distribution incidental benefit rules of Section 1.401(a)(9)-2 of the proposed regulations as they may hereafter be modified. Any Plan provisions reflecting Section 401(a)(9) shall override any distribution options in the Plan that are inconsistent with Section 401(a)(9).

                 (b) In no event shall the distribution of a Participant's benefit commence later than April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2.

                 (c) In no event shall distribution with respect to a Participant be made over a period extending beyond the later of:

                          (1) the life of the Participant or the lives of the Participant and the beneficiary designated by him or her, if any, or

                          (2) the life expectancy of the Participant or the life expectancy of the Participant and the beneficiary designated by him or her, if any.

                 (d) If a Participant dies after a distribution of his or her interest in the Plan has begun and before the complete interest has been distributed, the remaining portion shall be distributed at least as rapidly as under the method of distribution (consistent with (c), above) being used at the time of the Participant's death.

                 (e) If a Participant dies before distribution of his or her interest has begun, distribution of the entire interest shall be completed within 5 years after the Participant's death. However, if a portion of the Participant's interest is to be paid to a Beneficiary designated by him or her, that portion may, if the other provisions of this Plan so provide, be distributed over the life or life expectancy of the Beneficiary. In that case, distribution must begin not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulations prescribe. If the Beneficiary is the Participant's surviving spouse, and other provisions of the Plan so provide, distribution need not begin until the date on which the Participant would have attained age 70 1/2. If the surviving spouse dies before distribution to him or her begins, for purposes of the requirements of this and the preceding subsections of this Section concerning the latest date a distribution may begin and the longest period of time over which payments may be made, the surviving spouse shall be treated as if he or she were a Participant.

                 (f) In no event shall distribution with respect to a Participant commence before the earliest of the events described in Section 72(t)(2) of the Code, unless the Participant provides the Plan Administrator with a written election requesting the distribution and a written acknowledgment that he or she has received an explanation of the tax consequences of receiving the distribution.

    7.7 Direct Rollovers Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions:

                 (a) Eligible rollover distribution: An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.)

                 (b) Eligible retirement plan: An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (c) Distributee: A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (d) Direct rollover: A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.


                       ARTICLE VIII WITHDRAWALS AND LOANS

         8.1 Withdrawal From After Tax Account or Rollover Account A Participant may request to withdraw in a lump sum all or any part of the value of the Participant's After Tax Account, provided that the withdrawal is for at least $500 or the full value of the Account, if less. A Participant may request a withdrawal in writing on a form prescribed by the 401(k) Thrift Plan Committee.

         The amount of the withdrawal shall be withdrawn from the Participant's After Tax Account in proportion to the value of the Investment Funds in the Participant's Account.

         A withdrawal may be made once per quarter and shall be paid as soon as
practicable after the appropriate request is received by the Trustee.   A
withdrawal shall be paid in cash, except that if a Participant's After Tax Account is invested in the

Company Stock Fund, a Participant may request that the value withdrawn from the Company Stock Fund be distributed in whole shares of Company Stock. Any fractional shares shall be paid in cash, the amount of such payment to be based upon the closing price of the Common Stock on the New York Stock Exchange Consolidated Tape, on a trading date which does not precede the date of the distribution by more than 10 trading days.

         8.2 Withdrawal From Company Match Account In the event that a Participant withdraws the full value of the After Tax Account under the provisions of Section 8.1, the Participant who has been a Participant in the Plan for a period of five (5) years or more may additionally withdraw in a lump sum any or all of the Participant's Company Match Account, provided that the aggregate amount of the withdrawal from the Participant's After Tax Account and Company Match Account is for at least $500 or the full value of the After Tax Account and the Company Match Account, if less. A Participant may request a withdrawal in writing on a form prescribed by the 401(k) Thrift Plan Committee.

         The amount of the withdrawal shall be withdrawn from the Participant's Company Match Account in proportion to the value of the Investment Funds in the Participant's Account.

          A withdrawal may be made once per quarter and shall be paid as soon as practicable after the appropriate request is received by the Trustee.. A withdrawal shall be paid in cash, except that if a Participant's Company Match Account is invested in the Company Stock Fund, a Participant may request that the value withdrawn from the Company Stock Fund be distributed in whole shares of Company Stock. Any fractional shares shall be paid in cash, the amount of such payment to be based upon the closing price of the Common Stock on the New York Stock Exchange Consolidated Tape, on a trading date which does not precede the date of the distribution by more than 10 trading days.

         8.3 Withdrawal From Rollover Account In the event that a Participant withdraws the full value of the After Tax Account and the Company Match Account under the provisions of Sections 8.1 and 8.2, the Participant may additionally withdraw in a lump sum any or all of the Participant's Rollover Account, provided that the aggregate amount of the withdrawal from the Participant's After Tax Account, Company Match Account, and Rollover Account is at least $500 or the full value of the After Tax Account, Company Match Account, and Rollover Account, if less. A Participant may request a withdrawal in writing on a form prescribed by the 401(k) Thrift Plan Committee.

         The amount of the withdrawal shall be withdrawn from the Participant's After Tax Account, Company Match Account, and Rollover Account.

         A withdrawal may be made once per quarter and shall be paid as soon as practicable after the appropriate withdrawal request is received by the Trustee. A withdrawal shall be paid in cash, except that if a Participant's Rollover Account is invested in the Company Stock Fund, a Participant may request that the value withdrawn from the Company Stock Fund be distributed in whole shares of Company Stock. Any fractional shares shall be paid in cash, the amount of such payment to be based upon the closing price of the Common Stock on the New York Stock Exchange Consolidated Tape, on a trading date which does not precede the date of the distribution by more than 10 trading days.

         8.4 Withdrawals - Age 59-1/2 A Participant who has attained age 59-1/2 may withdraw all or a portion of his or her Pre-Tax Account as of the Valuation Date next following the Participant's delivery of request for withdrawal to the Trustee. A withdrawal may be made once per quarter and shall be paid as soon as practicable after the appropriate request is received by the Trustee.

         8.5     Withdrawals - Financial Hardship

                 (a) A Participant may request an in-service distribution from his Pre-Tax Contribution Account for purposes of financial hardship. A distribution is for purposes of financial hardship only if the distribution both:

                          o is made on account of an immediate and heavy financial need of the Participant and,

                          o       is necessary to satisfy such financial need.

                 Need A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                          o expenses, as described in Code Section 213(d), for medical care previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant, as defined in Code Section 152, or necessary for these persons to obtain medical care;

                          o purchase, excluding mortgage payments, of a principal residence for the Participant;

                          o payment of tuition for not more than the next twelve months of post-secondary education for the Participant, the Participant's spouse, child or any dependent of the Participant, as defined in Code Section 152; or

                          o to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant's principal residence.

                 Satisfaction of Need A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all the requirements or conditions set forth below are satisfied or agreed to by the Participant, as appropriate.

                          o The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.

                          o       The Participant has obtained all
                                  distributions, other than financial hardship distributions, and all non-taxable loans currently available under all plans subject to Code Section 415 maintained by the Company.

                          o The Participant's Pre-Tax Employer and After-Tax Employee Contributions under this Plan and each other plan maintained by the Company in which the Participant participates are suspended for twelve full calendar months after receipt of the distribution.

                          o The Participant does not make elective contributions under this Plan or any other plan maintained by the Company for the year immediately following the income tax year of the financial hardship distribution in excess of the applicable limit under Code Section 402(g) for such next income tax year reduced by the amount of the Participant's elective contributions for the taxable year of the financial hardship distribution.

                 (b) Limitations Distributions on account of financial hardships shall be limited to the sum of (i) the Participant's elective contributions under the Plan and (ii) any income allocable to such contributions credited to the Participant's account for periods prior to January 1, 1989. No more than one distribution may be made to any Participant under this Section in any Plan Year except for distributions on account of tuition. Any distribution must be for a minimum of $500 or, if less, the maximum distribution allowed pursuant to this subsection. Distributions shall be subject to any applicable withholding requirements.

         8.6 Withdrawal Penalty In the event a Participant withdraws sums pursuant to Sections 8.1, 8.2, or 8.3, the Participant shall not be entitled to a Matching Employer

Contribution until the first of the next month following the expiration of six months from the date of such withdrawal by the Participant. This abatement of the Participant's right to receive Matching Employer Contributions shall not affect the Participant's right to make Pre-Tax Employer Contributions or After-Tax Employee Contributions pursuant to Sections 4.3 and 4.5 respectively, except to the extent required by Sections 4.7 or 4.9.

         In the event a Participant withdraws sums pursuant to Section 8.5, the Participant shall not be entitled to a Matching Employer Contribution pursuant to Section 4.1(b) herein until the first of the month next following the expiration of twelve months from the date of such withdrawal by the Participant.

         8.7     Loans

                 (a) The Committee shall direct that a bona fide loan be made from a Active Participant's Account to any Active Participant who requests a loan. All such loans shall be subject to the requirements of this section and such other rules which the Committee shall from time to time prescribe. Eligibility for and the rules with respect to loans shall be uniformly applied to all Active Participants.

                 (b) Minimum Requirements To the extent the Committee authorizes loans to Active Participants, such loans shall be subject to the following rules:

                          o Principal Amount The principal amount of the loan to an Active Participant may not exceed, when added to the outstanding balance of all other loans to the Active Participant from the Plan, the lesser of:

                                  i. $50,000 reduced by the excess of the highest outstanding balance of loans to the Active Participant from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Active Participant from the Plan on the date on which such loan is so made, or

                                  ii.      50% of the Active Participant's
                                           Account on the date the loan is
                                           requested.

                 The minimum loan shall be $1000.

                          o Maximum Term Generally, the term of the loan may not exceed five years. However, if the Participant demonstrates that the purpose of a loan is to acquire a principal residence for the Active Participant, then the loan shall be repaid over a period not to exceed thirty years.

                          o Interest Rate The interest rate shall be reasonable and be determined by the Committee from time to time at a rate equivalent to that charged by major financial institutions for comparable loans at the time the loan is made.

                          o Repayment As a condition precedent to approval of the loan, the Active Participant shall be required to authorize payroll withholding in the amount of each level installment.

                          o Collateral The loan shall be secured by the Active Participant's Account to the extent of the principal amount of the loan plus accrued interest. No more than 50% of the Active Participant's Account may be used to secure a loan. The Committee, according to uniform rules, may require an Active Participant to post additional collateral to secure a loan.

                          o Distribution of Account If all or part of an Active Participant's Account is to be distributed pursuant to the distribution events described in Section 7.1 prior to the Active Participant's payment of all principal and accrued interest due on any loan to such Active Participant, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan.

                          o Notes All loans shall be evidenced by a note containing such terms and conditions as the Committee shall require.

                 (c) Accounting The principal amount of any loan shall be treated as a separate investment of the borrowing Active Participant. All payments of principal and interest with respect to such loan shall be credited to a separate account for the borrowing Active Participant until redeposited into the Fund in accordance with the Active Participant's election applicable to new contributions as of the date the payment is received by the Trustee.

                        ARTICLE IX TOP-HEAVY PROVISIONS

         9.1     General Rule

                 (a) For any Plan Year for which this Plan is a "top-heavy plan", as defined in subsection (f) below, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

                          (1) the minimum contribution provisions of subsection (b).

                          (2) the limitation on contributions set by subsection (c).

                 (b) Each Participant who (1) is a non-key employee (as defined in subsection (h) below) and (2) is employed on the last day of the Plan Year, even if such individual has failed to complete 1,000 Hours of Service during such Plan Year, shall be entitled to have Employer Contributions and forfeitures allocated to his or her Accounts of not less than three percent ( minimum contribution percentage) of the Participant's Compensation as defined in Section 4.11.

         The minimum contribution percentage set forth above shall be reduced for any Plan Year for which the percentage at which Employer Contributions (including forfeitures) are made (or required to be made) under the Plan for the Plan Year for the key employee for whom such percentage is the highest for such Plan Year is less than 3%, to that percentage. Contributions taken into account under the immediately preceding sentence shall include contributions under this Plan and under all other defined contribution plans required to be included in an aggregation group, as defined in subsection (f)(3) below, but shall not include any plan required to be included in such aggregation group if such plan enables a defined contribution plan required to be included in such group to meet the requirements of the Internal Revenue Code of 1986, as amended, prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders or the highly compensated or prescribing the minimum participation standards. Contributions taken into account under this subsection (b) shall not include any contributions under the Social Security Act or any other Federal or State law.

                 Elective contributions made on behalf of employees other than key employees may not be treated as employer contributions for purposes of providing the Code Section 416(c) required minimum contribution. For the purpose of determining the percentage at which contributions and forfeitures are made for the key employee with the highest percentage, elective contributions on behalf of key employees are taken into account.

                 (c) In the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Participants in this Plan, one of the two following provisions shall apply:

                          (1) If for the Plan Year this Plan would not be a "top-heavy plan", as defined in subsection
                                  (e) below, if "90 percent" were substituted for "60 percent", in subsection (e) below, then subsection (b) above, shall apply for such Plan Year as if amended so that "four percent" were substituted for "three percent".

                          (2) If for the Plan Year this plan would continue to be a "top-heavy plan", as defined in subsection (e) below, if "90 percent" were substituted for "60 percent", in subsection
                                  (e) below, then any fraction calculated
                                  pursuant to Section 4.11 regarding maximum limits on any Participant's Annual Additions will be calculated as prescribed by Code
                                  Section 416(h)(1).

                 (d) In the event that another defined contribution or defined benefit plan maintained by the Employer provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be treated as a part of this Plan pursuant to applicable principles in determining whether this Plan satisfies the requirements of subsection (b). Such determination shall be made by the Committee upon the advice of counsel.

                 (e) This Plan shall be a "top-heavy plan" for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan for Participants who are key employees exceeds 60 percent of the present value of the aggregate of the accounts for all Participants, excluding former key employees, or if this Plan is required to be in an Aggregation group which for such Plan Year is a top-heavy group, as defined in subsection (f)(4) below.

                 (f)      Definitions:

                          (1) "Determination Date" means for any Plan Year, the last day of the immediately preceding Plan Year except that for the first Plan Year of this Plan the determination date means the last day of such Plan Year.

                          (2) "Determination Period" means the five (5) year period ending on the Determination Date.

                          (3) The present value shall be the sum of (A) the account balances determined as of the most recent Valuation Date that is within the twelve-month period ending on the

                                  Determination Date, and (B) the adjustment for Contributions due as of the Determination Date, and as described in the regulations under the Internal Revenue Code as of 1986, as amended.

                          (4) "Aggregation group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

                                  (A)      For the group of plans that are
                                           required to be aggregated, the
                                           required aggregation group includes:

                                           (i)    Each qualified plan of the
                                                  Employer (as defined in
                                                  subsection (i) below) in
                                                  which at least one (1) key
                                                  employee is a participant,
                                                  including collectively
                                                  bargained plans, and

                                           (ii)   Each other qualified plan,
                                                  including collectively
                                                  bargained plans of the
                                                  employer (as defined in
                                                  subsection (i) below) which
                                                  enables a plan in which a key
                                                  employee is a participant to
                                                  meet the requirements of
                                                  Sections 401(a)(4) or 410 of
                                                  the Internal Revenue Code of
                                                  1986, as amended.

                          (B) The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of the Employer (as defined in subsection (i) below) that is not part of the required aggregation group and that the Committee certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole would satisfy Sections 401(a)(4) and 410 of the Internal Revenue Code of 1986, as amended.

                                  A permissive aggregation group is one or more plans that are not required to be aggregated but which may be aggregated with a required aggregate group if the resulting aggregate group satisfies the requirements of Code Sections 401(a) and 410.

                 (5) "Top-heavy group" means the aggregation group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of key employees under all defined contribution plans included in the aggregation group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees, excluding former key employees, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former key employees, under such defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top-heavy.

                 (6) In determining whether this plan constitutes a "top-heavy plan", the Committee (or its agent) shall make the following adjustments in connection therewith:

                          (A) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits or account balances. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                          (B) In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the Determination Period, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to employees which represented the entire amount credited to their accounts under the applicable plan. For purposes of this paragraph, the cumulative accrued benefits and cumulative accounts of an individual shall be disregarded if he or she has not, at any time during the Determination Period, performed any services for the Employer.

                          (C) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                                  (i)      If the rollover contribution (or
                                           similar transfer) is initiated by
                                           the employee and made to or from a
                                           plan maintained by another employer,
                                           the plan providing the distribution
                                           shall include such distribution in
                                           the present value of such account;
                                           the plan accepting the distribution
                                           shall not include such distribution
                                           in the present value of such account
                                           unless the plan accepted it before
                                           December 31, 1983.

                                  (ii)     If the rollover contribution (or
                                           similar transfer) is not initiated
                                           by the employee or made from a plan
                                           maintained by another employer the
                                           plan accepting the distribution
                                           shall include such distribution in
                                           the present value of such account,
                                           whether the plan accepted the
                                           distribution before or after
                                           December 31, 1983; the plan making
                                           the distribution shall not include
                                           the distribution in the present
                                           value of such account.

                          (D) Further, in making such determination, in any case where an individual is a "non-key employee," with respect to an applicable plan, but was a key employee with respect to such plan for any prior plan year, any accrued benefit and any account of such Employee shall be altogether disregarded.
                                  For this purpose, to the extent that a key employee is deemed to be a key employee if he or she met the definition of key employee within any of the four preceding plan years, this provision shall apply following the end of such period of time.

                 (7) The term "key employee" shall mean an Employee or former Employee (including the beneficiary of such Employee or former Employee) who for any Plan Year in the Determination Period was:

                          (A)     an officer of the Employer having an
                                  aggregate annual Compensation from the
                                  Employer of more than 50 percent of the
                                  amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the Plan Year, but in no event shall more than 50 employees or, if less, the greater of (i)3 employees, or (ii) 10 percent of the aggregate number of employees of the Employer, be taken into account under this paragraph (1) as officers of the Employer;

                          (B) one of the ten employees of the Employer having an aggregate annual Compensation from the Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code for the Plan Year and owning (or considered as owning within the meaning of Section 318 of the Internal Revenue Code) both (i) more than a one-half percent interest, and (ii) the largest interests, in the Employer;

                          (C) a person owning more than 5 percent of the Employer (within the meaning of Section 416(i)(1)(B)(i) of the Internal Revenue
                                  Code); or

                          (D)     a person having an aggregate annual
                                  Compensation from the Employer of more than $150,000 and owning more than 1 percent of the Employer (within the meaning of Section 416(i)(1)(B)(ii) of the Internal Revenue
                                  Code).

         For purposes of determining who is a "key employee" under this subparagraph (7), the term "Compensation" shall mean Adjusted Total Compensation.

         For purposes of applying Section 318 of the Internal Revenue Code to the provisions of this Paragraph, subparagraph (C) of Section 318(a)(2) shall be applied by substituting "5 percent" for "50 percent." For purposes of subparagraph (B) above, if two employees have the same interest in the Employer, the employee having the greater aggregate annual Compensation from the Employer shall be treated as having the larger interest.

                 (8) The term "non-key employee" means any employee (and any beneficiary of an employee) who is not a key employee.

                 (9) The term "Employer" means the definition of Employer in Section 2.17 of this Plan.

                 (10) For purposes of this Section 9.1, the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his failure to make elective deferrals under a Code Section 401(k) arrangement.

                 (11) The term "Valuation Date" shall mean the annual date on which plan assets must be valued for the purpose of determining the value of account balances or the date on which liabilities and assets of a defined benefit plan are valued. For the purpose of the top-heavy test, the valuation date for a defined benefit plan shall be the same valuation date used for computing plan costs for minimum funding. The valuation date for a defined contribution plan shall be the most recent valuation date within a 12-month period ending on the Determination Date.


                      ARTICLE X ADMINISTRATION OF THE PLAN

         10.1    Thrift Plan Committee.    The Plan shall be administered by a
Committee consisting of not less than three (3) members, who shall be appointed from time to time by the Board of Directors and shall serve at the pleasure of the Board. Each of the members of the Committee shall from time to time designate an alternate who shall have full power to act in his/her absence or inability to act. Members of the Committee may Participate in the benefits under the Plan provided they are otherwise eligible to do so. Except as otherwise provided by the Board of Directors, no member of the Committee shall receive any compensation for his/her services as such. No bond or other security shall be required of any member of the Committee in such capacity in any jurisdiction. In the absence of the Chairman of the Committee, the alternate designated by the Chairman shall preside at the meetings of the Committee.

         10.2    Trust and Trustee.        The Company and the Trustee have
entered into a Trust Agreement pursuant to which the Trustee is to act as Trustee under the Plan. The Company may, without further reference to or action by any Employee, Participant, or any subsidiary of the Company participating in the Plan, (a) from time to time enter into such further agreements with the Trustee or other parties, and make such amendments to said Trust Agreement or such further agreements, as the Company may deem necessary or desirable to carry out the Plan; and (b) from time to time take such other steps and execute such other instruments as the Company may deem necessary or desirable to put the Plan into effect or to carry it out. The Board shall determine the manner in which the Company shall take any such action. The Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits from the respective Participants' Accounts. The Committee shall have such other powers and duties as are specified in this instrument as the same may from time to time be constituted, and not in limitation but in amplification of the foregoing, the Committee shall have power, to the exclusion of all other persons, to interpret the provisions of this instrument, to decide any disputes which may arise hereunder; to construe and determine the effect of beneficiary designations; to determine all questions that shall arise under the Plan, including questions as to the rights of Employees to become Participants, as to the rights of Participants, and including questions submitted by the Trustee on all matters necessary for it properly to discharge its duties, powers, and obligations; to employ legal counsel, accountants, actuaries, consultants and agents; to establish and modify such rules and regulations for carrying out the provisions of the Plan not inconsistent with the terms and provisions hereof, as the Committee may consider proper and desirable; and in all things and respects whatsoever, without limitation, to direct the administration of the Plan and Trust with the Trustee being subject to the direction of the Committee. The Committee may supply any omission or reconcile any inconsistency in this instrument in such manner and to such extent as it shall deem expedient to carry the same into effect and it shall be the sole and final judge of such expediency. The Committee may adopt such regulations with respect to the signature by an Employee, Participant and/or the spouse of an Employee or Participant to any directions or other papers to be signed by Employees or Participants and similar matters as the Committee shall determine in view of the laws of any state or states.

         10.3    Plan Fiduciaries.         The Fiduciary of the Plan, who shall
have authority to control and manage the operation and administration of the Plan, is the Committee. The Fiduciary may serve in more than one (1) fiduciary capacity under the Plan. It may employ one (1) or more persons to render advice to it. It may delegate ministerial functions to any person or persons. The Trustee and the Company may by agreement in writing arrange for the delegation by the Trustee to the Committee of any of the Trustee's functions except the custody of the assets, the voting with respect to shares held by the Trustee, and the purchase and sale or redemption of securities. Any action in accordance with this paragraph will be subject to advance approval of the Board of Directors of the Company.

         10.4 Action by Thrift Plan Committee. Any act which this instrument authorizes or requires the Committee to do may be done by a majority of the then members of the Committee. The action of such majority of the members expressed either by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office, provided, however, that the Committee may, in specific instances, authorize one (1) of its members to act for the Committee when and if it is found desirable and convenient to do so.

         10.5    Costs of Plan Administration.     Except as otherwise
expressly provided in this Plan, the Company shall pay all costs and expenses incurred in administering the Plan including without limitation the expenses of the Committee, the fees and expenses of the Trustee, the fees of its counsel, and other administrative expenses.

         10.6    Uniform and Nondiscriminatory Application.         All rules
and decisions of the Committee shall be uniformly and consistently applied to all Employees and Participants in similar circumstances. The Committee shall be entitled to rely upon information furnished by the Company pertinent to any calculation or determination made pursuant to this Plan.

         10.7    Summary Plan Description.         The Committee shall cause to
be furnished to each Participant a written summary of the Plan and any amendment thereto. Such summary shall include the designation of the plan administrator, name of the Trustee, and shall set forth the Participant's rights and duties with respect to the benefits available to him/her under the Plan. Any decisions of the Committee respecting an Employee's right to become a Participant in the Plan or the right of a Participant to benefits shall be delivered to the Employee or Participant in writing. If an Employee or Participant is denied benefits under the Plan, the Committee shall notify the Employee or Participant of its decision in writing, giving the specific reason or reasons for such decision, and advising the Employee or Participant of his/her right to request a review of his/her claim, to review pertinent documents and to submit issues and comments in writing. Such request must be made in writing to the Committee within sixty (60) days after receipt of the Committee's notice. Within thirty (30) days after filing such request, the Employee or Participant shall be granted a hearing before the full Committee. The Employee or Participant and the Committee shall be entitled to counsel at such hearing. A decision by the full Committee shall be made within sixty (60) days after receipt of the request for review. If after such hearing there is still a dispute between the Committee and an Employee or Participant as to the Committee's decision, the Employee or Participant may request that such dispute be submitted to the American Arbitration Association for disposition according to its rules. The decision of the American Arbitration Association shall be final and binding on all parties. The cost of such arbitration shall be borne equally by the Company and the Employee or Participant.

         10.8    Recognition of Agency Relationships.       The Trustee need
not recognize the agency of any party for an Employee or Participant unless it shall receive documentary evidence thereof satisfactory to it and thereafter from time to time, as the Trustee may determine, additional documentary evidence showing the continuance of such agency; provided that the Trustee shall not be required to recognize any agency which the Trustee deems to be a device for violating the provisions of the Plan. Until such time as the Trustee shall receive documentary evidence satisfactory to it of the cessation or modification of any agency, the Trustee shall be entitled to rely upon the continuance of such agency and to deal with the agent as if he/she or it were the Employee or Participant.

         10.9    Audit.   The independent accountants who audit the books and
accounts of the Company shall annually examine the records of the Company and the Committee in respect of the Plan and, on the basis of such examination, make such report to the Trustee as it may request. The records of the Trustee and (subject to such report by said independent accountants) the records of the Company and the Committee shall be conclusive in respect of all matters involved in the administration of the Plan.

         10.10 Annual Reports. The Committee shall annually, mail to each Participant a statement as of the end of the previous Plan Year, at such time and in such form as the Committee shall determine, setting forth the account of such Participant. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee within thirty (30) days after the mailing of such statement to the Participant.


                      ARTICLE XI AMENDMENT OR TERMINATION

         11.1 Right to Amend or Terminate The Board of Directors of the Company may amend or modify the Plan from time to time without the consent of Active Participants, Former Employees, and Beneficiaries, provided, however, that no such action shall adversely affect benefits accrued prior to such action nor shall it cause any part of the Trust Fund to be used for any purpose other than the exclusive benefit of Active Participants, Former Participants or their Beneficiaries. Amendments to the Plan may be effected by written resolution adopted by a majority of the Board of Directors of the Company. Notwithstanding the foregoing, however, any modification or amendment of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of the Internal Revenue Code and ERISA, as now in effect or hereafter amended, or any other provisions of the law, as now in effect or subsequently amended or adopted, and any regulation issued thereunder.

         The Plan may also be amended and modified by written action of the Chief Executive Officer of the Company, upon approval of the 401(k) Thrift Plan Committee, by execution of a written instrument containing such amendment or modification, as the Chief Executive Officer deems necessary or advisable (pursuant to authority which has been duly delegated to the Chief Executive Officer by the Board of Directors and is hereby acknowledged and recognized); provided, that no amendment which would increase the benefits provided to Participants or increase the rate of contributions required to be made by the Company under the Plan, or action to terminate, merge or divide the Plan or Trust shall be made or taken unless authorized pursuant to a resolution adopted by the Board of Directors.

         11.2 Plan Merger or Consolidation In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other Plan, each Participant shall (if the Plan were then to terminate) be entitled to the value of his or her accounts determined immediately after the merger, consolidation or transfer which is equal to or greater than the value of his or her accounts the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). The Company does not, however, guarantee the value of a Participant's accounts at any subsequent date.

         11.3 Nonforfeitability Upon Plan Termination Upon the termination of the plan or upon the partial termination of the Plan with respect to any group of Participants, the rights of all affected Participants to their accounts and their values as of the date of such termination or partial termination are nonforfeitable to the extent funded. All participants will be fully vested if the Plan has had a complete discontinuance. The values of the accounts of Participants will be paid to them according to the forms described in Article VII, through the continuance of the existing Trust Agreement or through a new instrument entered into for that purpose, but only after all related administrative expenses have been paid.

         11.4 Transfer of Plan Assets On the Effective Date, certain Employees who were Participants in the Western Resources, Inc. Employees' 401(k) Savings Plan, as amended, will become employees of Kansas Gas Service Company, a division of ONEOK, Inc., and then become Participants in this Plan, with the term "Participant" having the same meaning as that term is defined in the respective Plans to which the term is applied by this sentence. As a result and pursuant to a Spin Off Agreement, those particular Employees' accounts under the Western Resources, Inc. Employees' 401(k) Savings Plan, as amended, shall be canceled as of the Transfer Date and assets with a fair market value equal to the sum of their account balances as of that date shall then be transferred to this Plan. The Committee of this Plan shall establish accounts for them under the Plan with account balances equal to the balances they had under the Western Resources, Inc. Employees' 401(k) Savings Plan, as amended, immediately before the transfer, and agrees that their interest in each of those accounts shall be, as of the Transfer Date, at least as great as it had been under the Western Resources, Inc. Employees' 401(k) Savings Plan, as amended, immediately before the transfer. The term "Transfer Date" as used in this Section shall mean the Effective Date. This Section 11.4 is applicable to only former Western Resources, Inc. employees who became employees of Kansas Gas Service Company, a division of ONEOK, Inc. as described herein.


                         ARTICLE XII GENERAL PROVISIONS

         12.1 No Guarantee of Employment The Plan shall not be deemed to constitute a contract between the Company and any Employee or to be a consideration for, or an inducement for, the employment of any Employees by the Company. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

         12.2 Payment to Incompetent Persons Every person receiving or claiming a benefit under the Plan shall be presumed to be mentally competent and of age until the Committee receives reliable, written notice that such person is incompetent or a minor. Payments otherwise due a minor shall be paid to any custodial parent of such minor. Payments otherwise due any other incompetent person shall be paid to the guardian, conservator, or other legal representative of such person. In the event that the Committee is unable to locate a parent, guardian, conservator, or other legal representative of an incompetent person who is otherwise entitled to payment under the Plan, such payment shall be made to the individual determined by the Committee to have assumed financial responsibility for the care of such person. Before the initial payment is made to an individual designated in this Section 12.2, the minor or other legally incompetent person shall be notified of the Committee's intent to make such payment to that other individual. Any payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any further liability to make such payment .

         12.3 Non-Alienation of Benefit To the extent permitted by law, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge; and any attempt to anticipate, assign, garnishee or pledge the same will be void; and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant.

         The provisions of this Plan prohibiting the assignment or alienation of benefits under the Plan shall not be construed to forbid the adherence to a qualified domestic relations order pursuant to procedures adopted by the Committee.

         12.4 Designation of Beneficiary At any time, and from time to time, each Participant shall have the right, with the written consent of his spouse, if any, to designate a beneficiary or beneficiaries to receive any death benefit payable under the Plan, and to amend or revoke the designation. The number of revocations shall not be limited. The spouse's written consent shall be ineffective unless it acknowledges the effect of the election and is witnessed by a Plan representative or a notary public. Any such consent and acknowledgment shall bind only the spouse who executes it. Any such consent and acknowledgment shall not be effective unless the election designates a specific alternate beneficiary, including any class of beneficiaries, or any contingent beneficiaries, which may not be changed without spousal consent. Each designation of beneficiary or beneficiaries and any such revocation or amendment thereof shall be made in writing on a form provided by the Committee and filed by such Participant with the Committee. The Committee may, however, within thirty days after receipt of any designation, reject it if the Committee determines that the designation is unclear or impractical to apply.

         12.5 Governing Law The provisions of the Plan will be construed according to the laws of the State of Oklahoma, to the extent not superseded by federal laws.

         12.6 Waiver of Notice Any notice required under the Plan may be waived by the person entitled to notice.

         12.7 Litigation by Participants If a legal action begun against the Trustee, the Company, the Committee or any member or members thereof, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost to the Trustee, the Company, the Committee or any member or members thereof of defending the action will be charged, to the extent permitted by law, to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned, provided that such charge, if any, will be made to the extent that a court of competent jurisdiction authorizes such payment.

         12.8 Absence of Guarantee Neither the Committee nor the Company in any way guarantees the Trust Fund from loss or depreciation. Except as required by applicable law, the Company does not guarantee any payment to any person. The liability of the Trustee or the Committee to make any payment under the Plan will be limited to the assets held by the Trustee which are available for that purpose.

         12.9    Participant Elections and Transfers.       Notwithstanding
anything to the contrary in the Plan elections and transfers of an Active Participant shall be subject to restrictions imposed on such elections and transfers under applicable federal security laws including Section 16 of the Securities and Exchange Act of 1934.





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
                         ARTICLE XIII CLAIMS PROCEDURE

         13.1 Filing a Claim A request for a Plan benefit, other than a withdrawal, shall be filed with the Committee or with its designee or authorized representative, on a form prescribed by the Committee. Such a request, hereinafter referred to as a "claim", shall be deemed filed when the executed claim form is received by the Committee or by the designee. A request for withdrawal shall be submitted to the Trustee in accordance with Article VIII.

         13.2 Deciding a Claim The Committee or its designee shall decide such a claim within a reasonable time after it is received. If a claim is wholly or partially denied, the claimant shall be furnished a written notice setting forth in a manner calculated to be understood by the claimant:

                 (a)      The specific reason or reasons for the denial;

                 (b) A specific reference to pertinent Plan provisions on which the denial is based;

                 (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                 (d) Appropriate information as to the steps to be taken if the claimant wishes to appeal the claim, including the period in which the appeal must be filed and the period in which it will be decided.

         The notice shall be furnished to the claimant within 90 days after receipt of the claim by the Committee or its designee, unless special circumstances require an extension of time for processing the claim. No extension shall be for more than 90 days after the end of the initial 90-day period. If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant before the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision will be rendered. Participants shall be informed in writing of the time limits set forth in this paragraph.

         13.3 Appealing a Claim If a claim is denied, the claimant may appeal the denial to the Committee upon written application to it. The claimant may review documents pertinent to the appeal and may submit issues and comments in writing to the Committee. No appeal shall be considered unless it is received by the Committee within 90 days after receipt by the claimant of written notification of denial of the claim. The Committee shall decide the appeal within 60 days after it is received. However, if special circumstances requiring an extension of time for processing, a decision shall be rendered as soon as possible, but not later than 120 days after the appeal is received.





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
If such an extension of time for deciding the appeal is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Committee's decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions upon which the decision is based.


         IN WITNESS WHEREOF, WAI Inc. has caused this instrument to be signed as of the _____ day of _________________, 1997.



                                       WAI, INC.



                                       By:
                                             ----------------------------------

                                             Name:
                                                   ----------------------------

                                             Title:
                                                    ---------------------------





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